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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): SEPTEMBER 11, 2006


                          DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                      000-21139                38-3185711
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)          Identification No.)



              2791 RESEARCH DRIVE, ROCHESTER HILLS, MICHIGAN 48309 (Address of Principal Executive Offices, including Zip Code)



                                 (248) 299-7500
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
STANDARD; TRANSFER OF LISTING.

         On September 19, 2006, Dura Automotive Systems, Inc. ("Dura") announced that on September 11, 2006 it received notification from The Nasdaq Stock Market indicating that for the last 30 consecutive business days, the bid price of Dura's Class A common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(b)(4) (the "Bid Price Rule"). The Nasdaq notice indicated that in accordance with Marketplace Rule 4450(e)(2), Dura will be provided 180 calendar days, or until March 12, 2007, to regain compliance by having its shares close above $1.00 for a minimum of 10 consecutive trading days. If Dura has not regained compliance with the Bid Price Rule by March 12, 2007, Nasdaq will issue a letter notifying Dura that its Class A common stock will be delisted. At that time, Dura may appeal the determination to delist its Class A common stock to a Listings Qualifications Panel. Alternatively, Dura may apply to have its Class A common stock transferred to The Nasdaq Capital (SmallCap) Market if it otherwise satisfies the applicable initial listing requirements for such market. If such application is approved, Dura will be afforded the remainder of this market's second 180 calendar day compliance period in order to regain compliance while on The Nasdaq Capital Market. Dura has not determined what action, if any, it will take in response to the notice.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                DURA AUTOMOTIVE SYSTEMS, INC.


Date: September 11, 2006        By  /s/ Keith R. Marchiando
                                    --------------------------------------------
                                    Keith R. Marchiando
                                    Vice President, Chief Financial Officer
                                    (principal accounting and financial officer)




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